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                                                                EXHIBIT 23.1.(b)



                        INDEPENDENT AUDITOR'S CONSENT


          We consent to the incorporation by reference in Registration Statement Nos. 33-64335 and 33-64335-01 of Starwood Lodging Trust and Starwood Lodging Corporation on Form S-3 of our report dated January 31, 1996 appearing in the Annual Report on Form 10-K of Starwood Lodging Trust and Starwood Lodging Corporation for the year ended December 31, 1995 and of our report dated February 9, 1996 appearing in the Company's Current Report on Form 8-K, dated January 4, 1996, of the Terrace Gardens and Lenox Inn for the year ended December 31, 1995.



                                                Coopers & Lybrand L.L.P.

Los Angeles, California
March 12, 1996